Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Fourth Quarter and Full-Year 2013 Financial Results;
Declares Increased Quarterly Dividend
Indiana, PA., January 29, 2014 - First Commonwealth Financial Corporation (NYSE: FCF) today reported net income of $9.3 million, or $0.10 diluted earnings per share, for the fourth quarter ended December 31, 2013, as compared to net income of $8.7 million, or $0.09 diluted earnings per share, in the fourth quarter of 2012. Included in the fourth quarter 2013 results were technology conversion related costs of $4.5 million, or $0.03 diluted earnings per share. The increase in net income was primarily the result of lower provision for credit losses, partially offset by lower net interest income, realized net losses on liquidated trust preferred securities and previously mentioned conversion charges.
Fourth Quarter 2013 Financial Highlights
• Net income of $9.3 million, or $0.10 diluted earnings per share.
• Initiated “Operation: Excellence” and incurred $4.5 million, or $0.03 diluted earnings per share, of technology conversion charges and accelerated depreciation for hardware and software to be replaced.
• Trust preferred securities liquidation loss of $1.3 million, or $0.01 diluted earnings per share.
• Nonperforming loans decreased $48.2 million, or 45%, over the last 12 months.
• Loan growth of $43.8 million, or 4% on an annualized basis.
• Dividends on common stock increased to $0.07 per share, or 17%.
For the year ended December 31, 2013, net income was $41.5 million, or $0.43 diluted earnings per share, compared to net income of $42.0 million, or $0.40 diluted earnings per share for the year 2012. The slight decrease in year-over-year net income can be attributed to $4.6 million in technology conversion charges and accelerated depreciation, or $0.03 diluted earnings per share. Net income was also impacted by reduced provision for credit losses and noninterest expense, offset by lower net interest income and noninterest income. Full year earnings per share were affected by the repurchase of 4,453,956 shares of common stock in 2013.
T. Michael Price, President and Chief Executive Officer, commented, “I am especially pleased with the progress our organization has made on strategic initiatives. Building a strong credit infrastructure and culture that creates competitive advantage, and enthusiastically migrating to a culture of operational efficiency, are two of those initiatives. Our fourth quarter credit quality metrics and kick-off of a major technology conversion are reflective of our strategic progress.”
Net Interest Income and Net Interest Margin
Fourth quarter 2013 net interest income, on a fully taxable equivalent basis, decreased $0.9 million, or 2%, to $47.3 million as compared to the fourth quarter of 2012. The decrease was the result of a 22 basis point decline in net interest margin, partially offset by a $79.1 million increase in loans and a $154.3 million increase in investment securities. Net interest margin was 3.35%, 3.43% and 3.57% for the three-month periods ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively. Third quarter 2013 net interest income includes the effect of $1.0 million of income received on other-than-temporary impaired pooled trust preferred securities that added approximately 8 basis points to the net interest margin for that period. For the year ended December 31, 2013, net interest income, on a fully taxable equivalent basis, decreased $4.6 million, or 2%. The decrease was primarily due to a 22 basis point decline in the net interest margin, partially offset by growth in average loans and securities. The net interest margin for the years ended December 31, 2013 and 2012 was 3.39% and 3.61%, respectively.

Loan growth for the quarter ended December 31, 2013 was $43.8 million as compared to September 30, 2013 and $79.1 million over the last 12 months. Other significant changes to the balance sheet over the last 12 months included a $29.1 million increase in demand deposits, the early redemption of $32.5 million of fixed rate trust preferred debt obligations, a $270.4 million increase in short-term borrowings and the repurchase of 4,453,956 shares of common stock for $32.2 million.
Price noted, “I am pleased with our team’s success in increasing loans and transactional deposit accounts during the past year. The improvement in asset quality has also reduced the need for loan portfolio derisking which had challenged our net loan growth in the past.”
Credit Quality
The provision for credit losses was $1.2 million and $19.2 million for the fourth quarter and year ended December 31, 2013, respectively, as compared to $5.7 million and $20.5 million in the prior-year periods. The full year 2013 provision for credit losses included a $13.1 million charge-off in the second quarter of 2013 for an $18.6 million legacy credit relationship to a local real estate developer which has a net remaining balance of $2.4 million at December 31, 2013.
At December 31, 2013, nonperforming loans were $59.4 million, a decrease of $48.2 million, or 45% from December 31, 2012. Nonperforming loans as a percentage of total loans were 1.39%, 1.68% and 2.56% for the periods ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively.
During the fourth quarter of 2013, net charge-offs were $1.9 million compared to $2.6 million in the fourth quarter of 2012. For the year ended December 31, 2013, net charge-offs were $32.2 million, or 0.76% of average loans, compared to $14.6 million, or 0.35% of average loans for the year 2012. The allowance for credit losses as a percentage of total loans outstanding was 1.27%, 1.30% and 1.60% for December 31, 2013, September 30, 2013 and December 31, 2012, respectively.
OREO acquired through foreclosure was $11.7 million at December 31, 2013 as compared to $9.7 million at September 30, 2013 and $11.3 million at December 31, 2012.
Noninterest Income
Noninterest income, excluding net securities gains, increased $0.6 million, or 4%, in the fourth quarter of 2013 compared to the same period last year. Increased revenue on deposit accounts and swap transactions were partially offset by less revenue from bank-owned life insurance. For the full year, noninterest income, excluding net securities gains and losses, decreased $3.9 million in 2013. The decrease is primarily the result of $2.5 million less gains on the sale of loans and OREO properties in 2013, a $1.9 million early termination fee received in 2012 on a joint venture, partially offset by improved performance in deposit fees, interchange income and swap revenues.
During the fourth quarter of 2013, a loss of $1.3 million was recognized on the early redemption of pooled trust preferred securities with a book value of $6.6 million. Senior note holders elected to liquidate all assets of the trust, resulting in losses for the mezzanine notes that were owned.
Noninterest Expense
Noninterest expense increased $1.5 million, or 3%, in the fourth quarter of 2013 from the fourth quarter of 2012, primarily from a $2.5 million technology conversion charge and $2.0 million of accelerated depreciation, included in furniture and equipment expense related to hardware and software to be replaced in the technology conversion, and a $1.1 million increase in salaries and employee benefits due to an increase in the cost of health insurance, partially offset by $3.1 million of reductions in OREO write-downs to fair market value as compared to 2012. On September 30, 2013, First Commonwealth executed a contract with Jack Henry and Associates to license the Jack Henry and Associates SilverLake System® core processing software and to outsource certain data processing services. A system conversion is expected to occur during the third quarter of 2014. First Commonwealth will incur approximately $11.0 - $12.0 million of costs related to accelerated depreciation for data processing hardware and software, early termination charges on existing contracts and staffing and employment-related charges beginning in the fourth quarter of 2013 through the anticipated conversion date. First Commonwealth expects to achieve $6.0 to $8.0 million in lower annual technology-related expenses as well as employment and other operational expense as a result of the conversion.
Despite $4.6 million in technology conversion charges and accelerated depreciation, noninterest expense for the year ended December 31, 2013 decreased $8.4 million, or 5%, as compared to the prior year. Improvements included $1.0 million in data processing, $8.3 million of loan collection/OREO costs, $3.3 million reduction in fraud losses and $1.3 million in other operating expenses, partially offset by the aforementioned technology conversion charges of $2.6 million and the aforementioned $2.0 million of accelerated depreciation included in furniture and equipment expense, and a $1.6 million early redemption fee on $32.5 million of fixed rate trust preferred debt obligations redeemed in 2013.
Full time equivalent staff was 1,362 and 1,395 for the periods ended December 31, 2013 and 2012, respectively. The efficiency ratio, calculated as total noninterest expense as a percentage of total revenue (total revenue consists of net interest income, on a fully taxable equivalent basis, plus total noninterest income, excluding net impairment losses and net securities gains), was 68% for the year ended December 31, 2013 as compared to 69% for 2012.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.07 per share on January 28, 2014, which is payable on February 21, 2014 to shareholders of record as of February 10, 2014. This dividend represents a 3.4% projected annual yield utilizing the January 28, 2014 closing market price of $8.26.
On January 29, 2013, First Commonwealth’s Board of Directors authorized a $25.0 million common stock repurchase program in addition to the $50.0 million common stock repurchase program announced on June 19, 2012. Under these programs, management is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934. Depending on market conditions and other factors, repurchases may be made at any time without prior notice. First Commonwealth may suspend or discontinue the programs at any time. As of December 31, 2013, First Commonwealth has purchased 10,116,039 shares at an average price of $6.88 per share under these programs.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the fourth quarter and full year of 2013 on Wednesday, January 29, 2014 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-877-353-0037 or through the company’s Investor web page at http://ir.fcbanking.com. A replay of the call will be available approximately two hours following the conclusion of the conference. A link to the call replay will be accessible at this web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation is a $6.2 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 110 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect our revenues, increase credit-related costs and reduce the values of our assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Continued stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets, could cause additional credit losses and deterioration in asset values. In addition, our business and financial performance is likely to be negatively impacted by effects of recently enacted and future legislation and regulation. Our results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance and legal risk, interest rate risk, and liquidity risk. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:

Media/Investor Relations:
Richard Stimel
Vice President/ Corporate Communications and Investor Relations
724-349-7220

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FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
SUMMARY RESULTS OF OPERATIONS

Net interest income (FTE)(1)	$47,303	$48,255	$48,223	$188,732	$193,321
Provision for credit losses	1,216	2,714	5,706	19,227	20,544
Noninterest income	13,264	17,083	14,103	60,163	65,434
Noninterest expense	45,327	40,045	43,842	168,824	177,207
Net income	9,259	15,854	8,735	41,482	41,954

Earnings per common share (diluted)	$0.10	$0.16	$0.09	$0.43	$0.40

KEY FINANCIAL RATIOS

Return on average assets	0.60%	1.02%	0.58%	0.68%	0.71%
Return on average shareholders' equity	5.14%	8.83%	4.55%	5.70%	5.46%
Efficiency ratio(2)	73.15%	61.50%	70.38%	67.52%	68.54%
Net interest margin (FTE)(1)	3.35%	3.43%	3.57%	3.39%	3.61%

Book value per common share	$7.47	$7.45	$7.49
Tangible book value per common share(4)	5.78	5.76	5.86
Market value per common share	8.82	7.59	6.82
Cash dividends declared per common
share	0.06	0.06	0.05	$0.23	$0.18

ASSET QUALITY RATIOS
Allowance for credit losses as a percent of
end-of-period loans	1.27%	1.30%	1.60%
Allowance for credit losses as a percent of
nonperforming loans	91.31%	77.17%	62.47%
Nonperforming loans as a percent of
end-of-period loans	1.39%	1.68%	2.56%
Nonperforming assets as a percent of total
assets	1.15%	1.33%	1.99%
Net charge-offs as a percent of average
loans (annualized)	0.18%	0.49%	0.25%

CAPITAL RATIOS

Shareholders' equity as a percent of
total assets	11.45%	11.56%	12.44%
Tangible common equity as a percent of
tangible assets(3)	9.09%	9.18%	10.01%
Leverage Ratio	10.00%	9.84%	11.24%
Risk Based Capital - Tier I	12.10%	12.04%	13.28%
Risk Based Capital - Total	13.26%	13.22%	14.53%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except share data)
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
INCOME STATEMENT
Interest income	$51,308	$52,308	$53,867	$206,358	$219,075
Interest expense	5,002	5,079	6,676	21,707	30,146
Net Interest Income	46,306	47,229	47,191	184,651	188,929
Taxable equivalent adjustment(1)	997	1,026	1,032	4,081	4,392
Net Interest Income (FTE)	47,303	48,255	48,223	188,732	193,321
Provision for credit losses	1,216	2,714	5,706	19,227	20,544
Net Interest Income after Provision
for Credit Losses (FTE)	46,087	45,541	42,517	169,505	172,777
Changes in fair value on impaired securities	4,851	236	644	9,792	2,193
Non-credit related gains on securities not
expected to be sold (recognized in other
comprehensive income)	(4,851)	(236)	(644)	(9,792)	(2,193)
Net Impairment Losses	—	—	—	—	—
Net securities (losses) gains	(1,395)	229	29	(1,158)	192
Trust income	1,489	1,406	1,426	6,166	6,206
Service charges on deposit accounts	4,209	4,227	3,768	15,652	14,743
Insurance and retail brokerage commissions	1,382	1,822	1,334	6,005	6,272
Income from bank owned life insurance	1,320	1,359	1,481	5,539	5,850
Gain on sale of assets	97	1,356	291	2,153	4,607
Card related interchange income	3,532	3,536	3,540	13,746	13,199
Other income	2,630	3,148	2,234	12,060	14,365
Total Noninterest Income	13,264	17,083	14,103	60,163	65,434
Salaries and employee benefits	21,724	20,998	20,668	86,012	86,069
Net occupancy expense	3,477	3,274	3,313	13,607	13,255
Furniture and equipment expense(5)	5,255	3,294	3,134	15,118	12,460
Data processing expense	1,498	1,492	1,708	6,009	7,054
Pennsylvania shares tax expense	1,415	1,516	1,503	5,638	5,706
Intangible amortization	216	193	358	1,064	1,467
Collection and repossession expense	974	860	1,106	3,836	5,756
Other professional fees and services	966	848	1,162	3,731	4,329
FDIC insurance	1,054	1,178	1,275	4,366	5,032
Loss on sale or write-down of assets	45	479	3,179	1,054	7,394
Operational losses	325	238	334	1,115	4,367
Loss on redemption of subordinated debt	—	—	—	1,629	—
Conversion related expenses	2,523	65	—	2,588	—
Other operating expenses	5,855	5,610	6,102	23,057	24,318
Total Noninterest Expense	45,327	40,045	43,842	168,824	177,207
Income before Income Taxes	14,024	22,579	12,778	60,844	61,004
Taxable equivalent adjustment(1)	997	1,026	1,032	4,081	4,392
Income tax provision	3,768	5,699	3,011	15,281	14,658
Net Income	$9,259	$15,854	$8,735	$41,482	$41,954
Shares Outstanding at End of Period	95,245,215	95,544,765	99,629,494	95,245,215	99,629,494
Average Shares Outstanding Assuming
Dilution	95,138,836	96,208,545	101,787,103	97,029,832	103,885,663
(5) - Includes $2.0 million of accelerated depreciation expense related to the technology conversion.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2013	2013	2012
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$74,427	$88,179	$98,724
Interest-bearing bank deposits	3,012	5,077	4,258
Securities	1,353,809	1,324,767	1,199,531

Loans	4,283,833	4,240,004	4,204,704
Allowance for credit losses	(54,225)	(54,957)	(67,187)
Net loans	4,229,608	4,185,047	4,137,517

Goodwill and other intangibles	161,267	161,483	162,331
Other assets	392,738	386,409	393,029
Total Assets	$6,214,861	$6,150,962	$5,995,390

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$912,361	$908,436	$883,269

Interest-bearing demand deposits	89,149	96,587	97,963
Savings deposits	2,506,631	2,491,315	2,543,990
Time deposits	1,095,722	1,121,463	1,032,659
Total interest-bearing deposits	3,691,502	3,709,365	3,674,612

Total deposits	4,603,863	4,617,801	4,557,881

Short-term borrowings	626,615	551,628	356,227
Long-term borrowings	216,552	216,668	280,221
Total borrowings	843,167	768,296	636,448

Other liabilities	56,134	53,509	55,054
Shareholders' equity	711,697	711,356	746,007
Total Liabilities and Shareholders' Equity	$6,214,861	$6,150,962	$5,995,390

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	December 31,	Yield/	September 30,	Yield/	December 31,	Yield/
	2013	Rate	2013	Rate	2012	Rate
NET INTEREST MARGIN (Quarterly Averages)

Assets
Loans (FTE)(1)	$4,277,981	4.17%	$4,258,372	4.19%	$4,214,000	4.48%
Securities and interest bearing bank deposits (FTE)(1)	1,318,332	2.21%	1,327,656	2.50%	1,165,991	2.52%
Total Interest-Earning Assets (FTE)(1)	5,596,313	3.71%	5,586,028	3.79%	5,379,991	4.06%
Noninterest-earning assets	565,809		576,741		582,755
Total Assets	$6,162,122		$6,162,769		$5,962,746

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$2,605,992	0.10%	$2,608,249	0.11%	$2,609,722	0.16%
Time deposits	1,117,567	1.05%	1,144,766	1.06%	1,082,785	1.28%
Short-term borrowings	561,976	0.28%	547,393	0.26%	365,697	0.28%
Long-term borrowings	216,618	1.76%	216,733	1.77%	237,975	3.20%
Total Interest-Bearing Liabilities	4,502,153	0.44%	4,517,141	0.45%	4,296,179	0.62%
Noninterest-bearing deposits	895,652		885,346		853,520
Other liabilities	49,270		47,932		48,565
Shareholders' equity	715,047		712,350		764,482
Total Noninterest-Bearing Funding Sources	1,659,969		1,645,628		1,666,567
Total Liabilities and Shareholders' Equity	$6,162,122		$6,162,769		$5,962,746

Net Interest Margin (FTE) (annualized)(1)		3.35%		3.43%		3.57%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Years Ended
	December 31,	Yield/	December 31,	Yield/
	2013	Rate	2012	Rate
NET INTEREST MARGIN (Year-to-Date Averages)

Assets
Loans (FTE)(1)	$4,255,593	4.23%	$4,165,292	4.60%
Securities and interest bearing bank deposits (FTE)(1)	1,303,976	2.32%	1,183,769	2.69%
Total Interest-Earning Assets (FTE)(1)	5,559,569	3.79%	5,349,061	4.18%
Noninterest-earning assets	572,413		591,086
Total Assets	$6,131,982		$5,940,147

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$2,612,847	0.12%	$2,567,387	0.18%
Time deposits	1,154,984	1.07%	1,138,112	1.49%
Short-term borrowings	478,388	0.26%	402,196	0.27%
Long-term borrowings	233,483	2.08%	202,598	3.76%
Total Interest-Bearing Liabilities	4,479,702	0.48%	4,310,293	0.70%
Noninterest-bearing deposits	876,111		810,041
Other liabilities	48,335		50,859
Shareholders' equity	727,834		768,954
Total Noninterest-Bearing Funding Sources	1,652,280		1,629,854
Total Liabilities and Shareholders' Equity	$6,131,982		$5,940,147

Net Interest Margin (FTE) (annualized)(1)		3.39%		3.61%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2013	2013	2012
ASSET QUALITY DETAIL
Nonperforming Loans:

Loans on nonaccrual basis	$28,908	$42,122	$43,539
Troubled debt restructured loans on
nonaccrual basis	16,980	17,807	50,979
Troubled debt restructured loans on
accrual basis	13,495	11,290	13,037
Total Nonperforming Loans	$59,383	$71,219	$107,555
Other real estate owned ("OREO")	11,728	9,656	11,262
Repossessions ("Repo")	322	695	575
Total Nonperforming Assets	$71,433	$81,570	$119,392
Loans past due in excess of 90 days and
still accruing	$2,505	$2,364	$2,447
Criticized loans	162,361	180,593	288,502
Nonperforming assets as a percentage
of total loans, plus OREO and Repos	1.66%	1.92%	2.83%
Allowance for credit losses	$54,225	$54,957	$67,187

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Net Charge-offs:
Commercial, financial, agricultural
and other	$987	$3,000	$174	$17,944	$4,764
Real estate construction	(361)	(63)	784	272	3,019
Commercial real estate	447	800	59	10,377	441
Residential real estate	33	686	753	550	3,406
Loans to individuals	842	786	863	3,046	2,961
Net Charge-offs	$1,948	$5,209	$2,633	$32,189	$14,591
Net charge-offs as a percentage of average
loans outstanding (annualized)	0.18%	0.49%	0.25%	0.76%	0.35%
Provision for credit losses as a percentage
of net charge-offs	62.42%	52.10%	216.71%	59.73%	140.80%
Provision for credit losses	$1,216	$2,714	$5,706	$19,227	$20,544

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the 35% federal income tax statutory rate.
(2) Efficiency ratio is "total noninterest expense" as a percentage of total revenue. Total revenue consists of "net interest income, on a fully taxable equivalent basis, " plus "total noninterest income," excluding "net impairment losses" and "net securities gains."

	December 31,	September 30,	December 31,
	2013	2013	2012
Tangible Equity:
Total shareholders' equity	$711,697	$711,356	$746,007
Less: intangible assets	161,267	161,483	162,331
Tangible Equity	550,430	549,873	583,676
Less: preferred stock	—	—	—
Tangible Common Equity	$550,430	$549,873	$583,676

Tangible Assets:
Total assets	$6,214,861	$6,150,962	$5,995,390
Less: intangible assets	161,267	161,483	162,331
Tangible Assets	$6,053,594	$5,989,479	$5,833,059

(3)Tangible Common Equity as a percentage of Tangible Assets	9.09%	9.18%	10.01%

Shares Outstanding at End of Period	95,245,215	95,544,765	99,629,494
(4)Tangible Book Value Per Common Share	$5.78	$5.76	$5.86
Note: Management believes that it is a standard practice in the banking industry to present these non-gaap measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.